IQST - iQSTEL Releases 2025 Shareholder Letter Highlighting Strategic Growth, M&A 2025 Campaign, and Vision for a $1 Billion Corporation Future

New York, NY – January 21, 2025 – iQSTEL Inc. (OTCQX: IQST), a leading innovator in the technology and telecommunications sectors, is pleased to share its 2025 Shareholder Letter, outlining the company’s strategic initiatives, financial performance, and bold vision for the future. Below is the full letter from CEO Leandro Iglesias:

Letter to Shareholders

Dear Valued Shareholders,

As we embark on 2025 with great enthusiasm and a bold vision for the future, I am thrilled to share iQSTEL’s strategic direction, remarkable achievements, and ambitious goals. Your unwavering trust and confidence inspire us to push boundaries and achieve extraordinary milestones. Together, we are building a company destined for greatness, driven by innovation, profitability, and an unrelenting focus on delivering exceptional shareholder value.

Extraordinary Know-How in M&A

iQSTEL has established itself as an expert in identifying, acquiring, and integrating high-value companies. Over the course of 11 successful venture and acquisitions, we have refined a strategic approach that consistently drives growth and strengthens our position as a leader in the technology and telecommunications industries.

Our most recent acquisition, QXTEL, exemplifies this expertise. From April to December 2024, QXTEL generated $85 million in net revenue and $950,000 in EBITDA, based on preliminary accounting. These results highlight iQSTEL’s ability to identify and unlock value, setting the stage for our ambitious M&A campaign in 2025.

A Bold Step Forward: Our M&A 2025 Campaign

This year, iQSTEL is launching an ambitious Mergers and Acquisitions (M&A) campaign designed to accelerate our growth trajectory. Our goal is to acquire a company within the Telecom, Fintech, Cybersecurity, or AI services sectors, generating tens of millions of dollars in revenue and contributing over $1 million EBITDA annually.

We intend to complete this acquisition before reaching NASDAQ, where even greater opportunities await us. To support this campaign and advance our broader business objectives, we have just filed an S-1 registration, reflecting our commitment to securing the resources necessary for transformative growth.

Enhancing Shareholder Value Through Strategic M&A and Organic Growth

At iQSTEL, we place our shareholders at the core of our strategic decisions. Our carefully planned M&A initiatives, combined with robust organic growth, have driven substantial increases in Revenue Per Share (RPS) over recent years:

•  2020: $0.380

•  2021: $0.439

•  2022: $0.577

•  2023: $0.839

•  2024 (preliminary accounting): $1.364

This impressive RPS growth trajectory reflects the success of our strategy to create sustainable shareholder value. By pursuing high-margin opportunities through both M&A and organic initiatives, we anticipate maintaining this rapid growth pace.

Our strategy safeguards shareholder value, ensuring that market perceptions align with the underlying strength demonstrated by our growing RPS and improving profitability. This positions iQSTEL as a leader in its industry and strengthens our foundation for sustained success.

Building on Our Momentum in 2025

2024 was a pivotal year for iQSTEL. We achieved critical mass, with our operating businesses generating positive net income quarter after quarter. This success underscores the strength of our strategy and our ability to execute effectively. For 2025, we aim even higher:

•  Revenue Forecast: $340 million

•  EBITDA Forecast for our operating business: $3 million

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These milestones are more than just numbers—they are a testament to the dedication of our team, the support of our shareholders, and our relentless pursuit of growth. They represent a critical step toward achieving our vision of becoming a $1 billion revenue company with eight-digit positive EBITDA by 2027.

Even More, Continuous Progress and Innovation in 2025

Every day, iQSTEL takes bold steps to strengthen its business and ensure a brighter future:

• Rebranding: We are positioning iQSTEL as a technology leader, delivering high-margin, high-tech products to our customers. We have introduced our new logo and plan to share more results from our rebranding collaboration with ONAR.

• Cost Reduction and Efficiency: We are implementing strategies to streamline operations, accelerate EBITDA growth, and enhance shareholder value. In the coming days, we will announce further cost-reduction initiatives to bolster profitability.

• Cybersecurity Product Launch: Thanks to our strategic partnership with Cycurion, we are set to launch our cybersecurity products this quarter and begin sales in the first half of 2025. This initiative expands our portfolio to address critical global needs.

• AI Services Growth: Our AI platform, Airweb.ai, continues to gain customers and partners, underscoring its transformative potential. New AI services will launch in the first half of 2025, reinforcing iQSTEL’s reputation as a powerhouse of innovation.

NASDAQ Uplisting: Building a Strong Foundation

Our journey toward a NASDAQ uplisting is progressing steadily and strategically. While we are not rushing, we have been giving time for organic growth to enhance our stock price, supported by the strength of our operating business, forecasted to generate $3 million in EBITDA in 2025.

If the management decided that is the right time to jump into Nasdaq, and we have not achieved yet the organic price will be when the management will decide to expedite the uplisting process through a reverse stock split, at that time we will ensure full transparency by filing an SEC notice. Any reverse stock split, if executed, will be aligned with and in conjunction with the NASDAQ uplisting.

We are committed to building a company that captures the attention of national investors and reflects the immense value we offer.

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Management’s Commitment: Aligned with Shareholder Interests

At iQSTEL, our leadership team is not just steering the company toward its ambitious goals; we are also deeply invested in its success. As the largest shareholder group, management holds the equivalent of 40.5 million common shares through a combination of common and preferred shares. This significant ownership reflects our unwavering belief in iQSTEL’s potential and aligns our interests directly with those of our valued shareholders.

This commitment is a testament to the confidence we have in iQSTEL’s vision of becoming a $1 billion revenue corporation by 2027. Our substantial stake in the company ensures that management is fully aligned with long-term value creation. Every strategic decision we make—whether it involves organic growth initiatives, high-margin product expansion, or strategic acquisitions—is driven by a shared goal: to deliver sustainable growth and maximize shareholder value.

The road to achieving our $1 billion revenue milestone is clear, and our investment in iQSTEL underscores our dedication to seeing it through. We are not merely stewards of the company; we are also shareholders, invested in its future and committed to building a prosperous and sustainable enterprise for years to come.

Confidence of Long-Term Investors: Extending Support for a $1 Billion Vision

Our vision of achieving $1 billion in revenue by 2027 is not just a statement—it is a well-defined plan that has garnered the trust and support of long-term investors. Their confidence in our strategic direction is evidenced by their willingness to extend the maturity dates of convertible notes originally used to acquire QXTel in 2024.

These notes, previously set to mature in 2025, now have extended maturity dates through 2026, providing iQSTEL with additional financial flexibility to execute our growth strategy. This extension underscores the belief that we are on a clear trajectory to achieve our ambitious goals and deliver exceptional returns.

Our long-term investors recognize the importance of supporting iQSTEL as we transition to a Nasdaq listing and continue to build momentum towards our revenue and profitability targets. Their ongoing commitment reflects their trust in our ability to execute our plans and deliver on our promises.

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A Brilliant Future Ahead

iQSTEL is more than a company—it’s a testament to the power of vision, hard work, and innovation. Together, we are creating something extraordinary, a company that delivers exceptional financial results while driving meaningful progress across industries.

This is an incredibly exciting time for iQSTEL. The journey we are on is transformative, and the opportunities ahead are limitless. Thank you for being part of this journey, for believing in our vision, and for sharing in our success. Together, we will achieve extraordinary milestones and secure a bright and prosperous future for iQSTEL and its shareholders.

Warm regards,

Leandro Iglesias

President & CEO, iQSTEL Inc.

About iQSTEL:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based multinational publicly listed company in the final stages of the path to becoming listed on NASDAQ. With FY2024 revenues of $277 million based on preliminary accounting, iQSTEL is positioning itself for explosive growth. iQSTEL's mission is to serve basic human needs in today's modern world by making essential tools accessible, regardless of race, ethnicity, religion, socioeconomic status, or identity. The company recognizes that modern human needs such as physiological, safety, relationship, esteem, and self-actualization are marginalized without access to ubiquitous communications, financial freedom, clean, affordable mobility, and information.

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iQSTEL has been building a strong business platform with its customers, and by leveraging this trust, the company is now beginning to sell high-tech, high-margin products across its divisions. iQSTEL is strategically positioned to achieve $1 billion in revenue by 2027 through organic growth, acquisitions, and high-margin product expansion.

•	Telecommunications Services Division (Communications): Includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	Fintech Division (Financial Freedom): Provides remittance services, top-up services, a MasterCard Debit Card, US bank accounts (no SSN required), and a Mobile App.
•	Electric Vehicles (EV) Division (Mobility): Offers Electric Motorcycles and plans to launch a Mid-Speed Car.
•	Artificial Intelligence (AI) Services Division (Information and Content):
Provides AI solutions for unified customer engagement across web and phone channels, along with a white-label platform offering seamless access to services, entertainment, and support in a virtual 3D interface.
•	Cybersecurity Services:
Through a new partnership with Cycurion, iQSTEL will offer advanced cybersecurity solutions, including 24/7 monitoring, threat detection, incident response, vulnerability assessments, and compliance management, providing essential protection to telecommunications clients and beyond.

iQSTEL has completed 11 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions, further expanding its suite of products and services both organically and through mergers and acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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